UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: February 6, 2017

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2017, Imperva, Inc., a Delaware corporation (“Imperva” or the “Company”), and its wholly-owned subsidiary Skyfence Networks Ltd., an Israeli company (“Skyfence,” and, together with Imperva, the “Seller Parties”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Forcepoint LLC, a Delaware limited liability company (“Purchaser”). Pursuant to the terms and conditions set forth in the Purchase Agreement, the Seller Parties will sell the assets used in the Skyfence cloud access security broker business of Imperva (the “Skyfence Business”) for approximately $40 million in cash (the “Purchase Price” and such transaction, the “Asset Sale”), subject to potential working capital and other adjustments as are set forth in the Purchase Agreement. Upon completion of the Asset Sale, Imperva will no longer operate the Skyfence Business.

The closing of the Asset Sale is subject to several closing conditions, including, among other things, (i) the accuracy, in all material respects, of the representations and warranties of the parties at the closing, (ii) compliance in all material respects by the parties with their respective covenants, (iii) specified employees accepting employment offers from the Purchaser and (iv) other customary closing conditions. The Purchase Agreement may be terminated by either Imperva or Purchaser upon the occurrence of certain events, including if the Asset Sale has not closed by May 9, 2017. The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur during the first quarter of 2017.

The Purchase Agreement contains customary covenants of the Seller Parties, including, among other things, covenants to conduct the Skyfence Business in the ordinary course between the execution of the Purchase Agreement and consummation of the Asset Sale and not to engage in specified types of transactions during such period (including restrictions on solicitation of proposals with respect to alternative transactions). In addition, for four years following the closing, neither Imperva nor any of its affiliates will directly or indirectly engage in any business activity that competes with the Skyfence Business, in each case subject to specified exceptions as described in the Purchase Agreement, and for three years following the closing, (x) neither Imperva nor any of its affiliates will directly or indirectly solicit to hire any of the Skyfence Business employees and (y) neither Purchaser nor its controlled affiliates will directly or indirectly solicit to hire certain employees of Imperva and its affiliates, in each case subject to specified exceptions as described in the Purchase Agreement. The Purchase Agreement contains customary representations and warranties of each of Purchaser and the Seller Parties. Pursuant to the Purchase Agreement, following the consummation of the Asset Sale, (i) Purchaser has agreed to indemnify the Seller Parties, and (ii) the Seller Parties have agreed to indemnify Purchaser, in each case for any losses related to breaches of representations or warranties and covenants, among other things, and subject to limits specified in the Purchase Agreement. As security for such indemnification obligations, the parties agreed that, at the closing of the Asset Sale, an amount equal to 12.5% of the Purchase Price in cash shall be deposited into an escrow fund for a period of 18 months (subject to specified exceptions) as security for the indemnification obligations of the Seller Parties.

The foregoing description of the Purchase Agreement and the Asset Sale is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement are subject to qualifications and limitations agreed to by the respective parties, including information contained in confidential schedules exchanged between the parties, were made only for the purposes of such agreement and as of specified dates and were solely for the benefit of the parties to such agreement. A number of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. Investors are not third party beneficiaries under the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or the date of the closing, which subsequent information may or may not be fully reflected in Imperva’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the transferred assets, the Skyfence Business, Imperva, Skyfence or any of their respective subsidiaries or affiliates.

A copy of the press release issued by Imperva on February 8, 2017 concerning the Asset Sale is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 8, 2017, Imperva issued a press release announcing its financial results for the quarter ended December 31, 2016 and providing its business outlook. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.2 to this Current Report, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 and in the accompanying Exhibit 99.2 shall not be incorporated by reference into any registration statement or other document filed by Imperva with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Base Salary Increases

On February 6, 2017, the Compensation Committee approved of the following base salary increases (except for our President and Chief Executive Officer whose compensation was approved on February 7, 2017), in each case effective January 1, 2017:

Named Executive Officer	Base Salary ($)

President and Chief Executive Officer	460,000

Chief Financial Officer	330,000

SVP and GM of Incapsula, Professional and Customer Services	295,000

Chief Technology Officer *	255,000

*	Our Chief Technology Officer is paid in Israeli shekels. His Base Salary was approved in U.S. dollars and will be converted to Israeli shekels. His Base Salary reflects market data for U.S.-based executives at U.S. companies and includes a vehicle allowance, which is customary in Israel.

Senior Management Bonus Plan

Cash Incentive Plan

On February 6, 2017, the Compensation Committee of Imperva approved and adopted the 2017 Senior Management Bonus Plan (the “2017 Bonus Plan”) to provide compensation incentives to executive officers of Imperva. Each of Imperva’s named executive officers set forth in the proxy statement for the 2016 annual meeting of stockholders is a participant in the 2017 Bonus Plan.

The 2017 Bonus Plan provides each named executive officer with the opportunity to earn a Quarterly Bonus (as defined below). The amount of Quarterly Bonus earned depends on whether the Company achieves the quarterly revenue targets in its annual operating plan. The Target Quarterly Bonus Amount for each participating named executive officer is set forth in the table below.

Named Executive Officer	Target Quarterly Bonus Amount ($)

President and Chief Executive Officer	115,000

Chief Financial Officer	49,500

SVP and GM of Enterprise Solutions	37,500

SVP and GM of Incapsula, Professional and Customer Services	36,875

Chief Technology Officer *	31,875

*	Our Chief Technology Officer is paid in Israeli shekels. His Target Quarterly Bonus amount was approved in U.S. dollars and will be converted to Israeli shekels. The Target Quarterly Bonus Amount was determined based on market data for U.S.-based executives at U.S. companies.

The “Quarterly Bonus” is equal to the Target Quarterly Bonus Amount set forth in the table above multiplied by the Cash Bonus Payout Percentage determined as follows:

	Below Threshold(1)	Threshold(1)	Target	Maximum
Revenue Performance Achieved	< 85%	85%	100%	107.5%
Cash Bonus Payout Percentage(2)	0%	50%	100%	115%

(1)	The Company’s must achieve at least 85% of the quarterly revenue target in its annual operating plan (the “Quarterly Revenue Target”) in order for any bonuses to be paid out.
(2)	If the Company achieves less than 85% of the Quarterly Revenue Target, the Cash Bonus Payout Percentage is 0%. If the Company achieves 85% of the Quarterly Revenue Target, the Cash Bonus Payout Percentage is 50%. If the Company achieves 100% of the Quarterly Revenue Target, the Cash Bonus Payout Percentage is 100%. If the Company achieves 107.5% or more of the Quarterly Revenue Target, the Cash Bonus Payout Percentage is 115%. If the Company achieves between 85% and 100% of the Quarterly Revenue Target, the Cash Bonus Payout Percentage will be between 50% and 100%, calculated on a straight line basis. For example, if the Company achieves 91% of the Quarterly Revenue Target, the Cash Bonus Payout Percentage would be 70% of the Target Quarterly Bonus Amount [(((91% – 85%) / (100% – 85%)) x (100% – 50%)) + 50%]. If the Company achieves between 100% and 107.5% of the Quarterly Revenue Target, the Cash Bonus Payout Percentage will be between 100% and 115%, calculated on a straight line basis. For example, if the Company achieves 104% of the Quarterly Revenue Target, the Cash Bonus Payout Percentage would be 108% of the Quarterly Bonus Amount [(((104% – 100%) / (107.5% – 100%)) x (115% – 100%)) + 100%].

The Compensation Committee may reduce the Quarterly Bonus Amount awarded, including in the event that the Company does not substantially meet the operating margin or operating expense targets in its annual operating plan taking into account actual revenue levels for the quarter.

Equity Incentive Plan

The 2017 Bonus Plan also provides for a pool of shares of common stock to be granted to Imperva’s executive officers. The size of the equity pool is determined by the Compensation Committee as part of its year-end review and is based on the number of executive officers participating, the cumulative achievement of quarterly revenue targets within the prior fiscal year, the relative retention value of existing grants held by executive officers, the Company’s benchmark targets in light of updated compensation data from its compensation consultant, and other factors. Equity awards under the 2017 Bonus Plan are typically granted in the first quarter 2017 as part of the Company’s annual refresh process.

Cash Bonus for Quarter Ended December 31, 2016

On February 6, 2017, the Compensation Committee approved discretionary bonuses for the quarter ended December 31, 2016 for all named executive officers eligible to participate in the 2016 Senior Management Bonus Plan (the “2016 Bonus Plan”) other than Imperva’s Chief Executive Officer, who did not receive a bonus. The discretionary bonuses were in an amount equal to 50% of each named executive officer’s target quarterly bonus amount under the 2016 Bonus Plan. None of the named executive officers otherwise received a bonus under the 2016 Bonus Plan.

Named Executive Officer	Fourth Quarter Discretionary Bonus ($)

President and Chief Executive Officer	0

SVP and GM of Enterprise Solutions	18,750

SVP and GM of Incapsula, Professional and Customer Services	16,563

Chief Financial Officer	23,250

Chief Technology Officer*	12,119

*	Our Chief Technology Officer is paid in Israeli shekels. His discretionary bonus amount was converted from Israeli shekels to U.S. dollars using the average exchange rate for 2016 of US$1.00 to ILS 3.83.

Bonuses under the 2016 Bonus Plan are tied to achievement of quarterly revenue targets from the Company’s annual operating plan. Although the Company did not achieve the threshold revenue target for the quarter ended December 31, 2016, the Committee determined to award a discretionary bonus to recognize the executive officers’ efforts in achieving actual revenue for the quarter ended December 31, 2016 that exceeded the revenue forecast provided by the Company on November 3, 2016, and in consideration of the fact that no bonus was awarded in the second quarter 2016, while a discretionary bonus of 30% of the quarterly target amount was awarded in the third quarter 2016.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to Bylaws.

On February 7, 2017, the board of directors of Imperva approved and adopted Amended and Restated Bylaws of the Company (the “Restated Bylaws”). The Restated Bylaws became effective immediately upon adoption by the Board and amended Imperva’s bylaws to reflect the Company’s transfer of its listing of common stock from the New York Stock Exchange to the NASDAQ Stock Market LLC.

The foregoing description is qualified in its entirety by reference to the text of the Restated Bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference. In addition, a marked conformed copy of the Restated Bylaws indicating changes made to the Restated Bylaws as they existed immediately prior to the filing of the amendment and restatement is attached as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Asset Purchase Agreement dated February 8, 2017 by and among Forcepoint LLC, Skyfence Networks Ltd., and Imperva, Inc.

3.1	Amended and Restated Bylaws

3.2	Amended and Restated Bylaws (marked copy)

99.1	Press release issued by Imperva, Inc. about sale of Skyfence Networks Ltd. assets, dated February 8, 2017

99.2	Press release issued by Imperva, Inc., dated February 8, 2017

*	Pursuant to Item 601(b)(2) of Regulation S-K, appendices and exhibits to the Asset Purchase Agreement have been omitted. Imperva agrees to supplementally furnish a copy of any omitted appendix or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

Date: February 8, 2017	By:	/s/ Terrence J. Schmid
Terrence J. Schmid
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Asset Purchase Agreement dated February 8, 2017 by and among Forcepoint LLC, Skyfence Networks Ltd., and Imperva, Inc.

3.1	Amended and Restated Bylaws

3.2	Amended and Restated Bylaws (marked copy)

99.1	Press release issued by Imperva, Inc. about sale of Skyfence Networks Ltd. assets, dated February 8, 2017

99.2	Press release issued by Imperva, Inc., dated February 8, 2017

*	Pursuant to Item 601(b)(2) of Regulation S-K, appendices and exhibits to the Asset Purchase Agreement have been omitted. Imperva agrees to supplementally furnish a copy of any omitted appendix or exhibit to the Securities and Exchange Commission upon request.